EXHIBIT 10.32


                          CERTIFICATE OF DESIGNATIONS,
               PREFERENCES AND RIGHTS OF SERIES B PREFERRED STOCK
                           OF DATAMETRICS CORPORATION


      DATAMETRICS CORPORATION, a Delaware corporation (the "Corporation"), hereby certifies that pursuant to the authority contained in its Certificate of Incorporation, and in accordance with Section 151 of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"), its Board of Directors has adopted the following resolution:

            RESOLVED, that a series of Preferred Stock of the Corporation, to be designated "Series B Preferred Stock" be, and hereby is, created, the Series B Preferred Stock to consist of 1,500,000 shares, of which the preferences and relative participating, optional and other rights, and the qualifications, limitations, or restrictions of such preferences and rights, are as set forth in the Certificate of Designations, Preferences and Rights of Series B Cumulative Redeemable Preferred Stock, in substantially the form, and containing substantially the terms, of the draft thereof attached hereto as Exhibit A (the "Certificate of Designations") and incorporated herein by reference, such Certificate of Designations being deemed to have been set forth herein in its entirety by reference hereto.

      The qualifications, limitations or restrictions of such preferences and rights of such Series B Preferred Stock are as follows:

      Section 1. Definitions.

      Board of Directors. The term "Board of Directors" shall mean the Board of Directors of the Corporation.

      Business Day. The term "Business Day" shall mean any day, other than a Saturday or Sunday or a day on which banks in the State of New York are authorized or required by law, regulation or executive order to close.

      Capital Stock. The term "Capital Stock" shall mean (i) the authorized shares of the Company's capital stock, including all classes of common, preferred, voting and nonvoting capital stock, (ii) any rights, options or warrants to purchase any capital stock (including all classes of common, preferred, voting and nonvoting capital stock) of the Company, and (iii) securities of any type whatsoever that are, or may become, convertible into or exercisable or exchangeable for, or that carry or may carry rights to subscribe for, any capital stock (including all classes of common, preferred, voting and nonvoting capital stock) of the Company, including options and warrants.

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      Common  Stock.  The term "Common  Stock" shall mean (a) all classes of the common stock of the Company, (b) any other Capital Stock of the Company, however designated, authorized on or after the date hereof, which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company and (c) any other securities into which or for which any of the securities described in clause (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, consolidation, sale of assets or other similar transaction.

      Dividend Payment Date. The term "Dividend Payment Date" shall have the meaning set forth in Section 3 hereof

      Dividend Period. The term "Dividend Period" shall mean the period from, and including, the Initial Issue Date to, but not including, the first Dividend Payment Date, and thereafter each quarterly period from, and including, the Dividend Payment Date to, but not including, the next Dividend Payment Date (or earlier date on which dividends are paid).

      Initial Issue Date. The term "Initial Issue Date" shall mean the date that shares of Series B Preferred Stock are first issued by the Corporation.

      Liquidation. The term "Liquidation" shall mean (i) any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (ii) the merger or consolidation of the Corporation with or into any other corporation, partnership or entity in which the stockholders of the Corporation receive cash or securities in complete exchange for the Capital Stock of the Corporation then held by them and the shareholders of the Corporation immediately prior to such event of Liquidation do not own a majority of the outstanding shares of voting stock of the surviving Person or (iii) a distribution of property or funds from the Corporation to its stockholders in connection with the sale of all or substantially all of the assets of the Corporation.

      Liquidation Preference Amount. The term "Liquidation Preference Amount" shall have the meaning set forth in Section 2 hereof

      Person. The term "Person" (or "Persons" as the context may require) means an individual, a corporation, a partnership, limited liability company, a firm, a joint venture, an association, a trust, an unincorporated organization, a government, foreign or domestic, or any agency or political subdivision thereof or any other entity engaging in commercial activities.

      Preferred Stock. The term "Preferred Stock" shall mean the Capital Stock of the Corporation issued from time to time by the Corporation and designated as Preferred Stock of the Corporation in its Certificate of Incorporation or a certificate of designation adopted and filed pursuant to Section 151 of the Delaware General Corporation Law.

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      Record Date. The term "Record Date" shall mean, for any class or series of
Capital Stock, the date designated by the Board of Directors at the time a dividend is declared as the date for determining holders of record entitled to such dividend; provided, however, that such Record Date shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the Board of Directors for the payment of dividends that is not more than thirty (30) days nor less than ten (10) days prior to such Dividend Payment Date.

      Section 2. Designation and Amount. There shall be a series of Preferred Stock of the Corporation designated as "Series B Preferred Stock", par value $.001 per share, and the number of shares constituting such series shall be 1,500,000. The Series B Preferred Stock shall entitle the holder thereof to exercise the voting rights, to participate in the distribution and to have the benefits as set forth herein and in the Certificate of Incorporation of the Corporation and as required by applicable law. The liquidation preference amount ("Liquidation Preference Amount") of each share of Series B Preferred Stock shall be $1.50.

      Section 3. Dividends and Distributions.

            (a) Dividends shall accrue and be cumulative on each share of Series B Preferred Stock from the Initial Issue Date. The holders of Series B Preferred Stock shall be entitled to receive, before any dividend shall be declared and paid upon or set aside for any other Capital Stock, dividends payable in cash or Common Stock of the Corporation, at the option of the Corporation, at the rate per annum per share equal to four percent (4%) and the Board of Directors shall declare and cause such dividends to be paid out of funds legally available for such purpose, and no more, payable in annual payments on the last day of November in each year (each a "Dividend Payment Date"), unless such day is not a Business Day, in which case on the next Business Day, commencing on November 30, 2006, to holders of record as they appear on the stock transfer books of the Corporation on the applicable Record Date. Dividends payable on the Series B Preferred Stock for all periods, including any period less than a full quarter, shall be computed on the basis of a 365 or 366 day year, as the case may be, and paid for the actual number of days elapsed.

            (b) Dividends on shares of Series B Preferred Stock shall be cumulative from the Initial Issue Date (whether or not there shall be net profits or assets of the Corporation legally available for the payment of such dividends), so that if at any time dividends upon shares of Series B Preferred Stock shall not have been paid or declared and a sum sufficient for payment thereof set apart, the amount of the deficiency in such dividends shall be fully paid or dividends in such amount shall be declared on the shares of Series B Preferred Stock and a sum sufficient for the payment thereof shall be set apart for such payment, before any dividend shall be declared or paid or any other distribution ordered or made upon any other Capital Stock and before any sum or sums shall be set aside for or applied to the purchase, redemption, other retirement or acquisition of any other Capital Stock. All dividends declared upon the Series B Preferred Stock shall be declared pro rate per share. All payments due under this Section 3 to any holders of shares of Series B Preferred Stock shall be made to the nearest cent. So long as there exist any accrued dividends, the Corporation shall not pay or declare any dividends on or make or set aside any other distribution on any other Capital Stock.

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      Section 4. Liquidation Preference Amount.

            (a) In the event of any Liquidation, each holder of an outstanding share of Series B Preferred Stock shall be entitled to receive, and be paid out of the assets of the Corporation available for distribution to its stockholders (in cash, if available), after payment or provision of payment of all debts and other liabilities of the Corporation, whether from capital, surplus or earnings, the Liquidation Preference Amount, plus all accumulated and unpaid dividends on such share to the date of final distribution to the holder of such share, regardless of whether declared, and no more, before any payment shall be made or any assets distributed (i) to the holders of any Capital Stock ranking junior (either as to dividends or upon Liquidation) to the Series B Preferred Stock, or
(ii) to the holders of any Capital Stock ranking on parity (either as to dividends or upon Liquidation) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all other such parity Stock in proportion to the total amounts to which the holders of all such Series B Preferred Stock are entitled upon Liquidation.

            (b) If, upon any Liquidation of the Corporation, the assets of the Corporation, or the proceeds thereof, to be distributed to its stockholders shall be insufficient to pay all the holders of the outstanding shares of the Series B Preferred Stock the Liquidation Preference Amount of all such outstanding shares plus all accumulated and unpaid dividends on all such shares to the date of the final distribution to the holders thereof, then such lesser amounts shall be distributed ratably among the holders of the outstanding shares of Series B Preferred Stock based on the amounts they would otherwise be entitled to receive in such Liquidation were payment to be made in full, and no distributions shall be made to the holders of any Capital Stock upon such Liquidation. After payment in full of the Liquidation Preference Amount and any accumulated and unpaid dividends in respect of the Series B Preferred Stock upon Liquidation, the holders of such shares in their capacity as such shall not be entitled to any further right or claim to the remaining assets of the Corporation.

      Section 5. Voting Rights and Board Representation.

            (a) The Corporation shall not, and shall cause its subsidiaries not to, without the prior consent or affirmative vote of the holders of a majority of the shares of the Series B Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such Series B Preferred Stock voting separately as a class):

                  (A) authorize, designate or issue, whether by reclassification or otherwise, any security ranking senior, equal or junior to the Series B Preferred Stock in right of redemption, liquidation, voting or dividends, whether by amendment to its Certificate of Incorporation, certificates of designation or otherwise;

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                  (B) enter into any transaction or agreement with affiliates on terms more favorable to the Corporation than it would obtain in a transaction between unrelated parties;

                  (C)  incur   indebtedness   for  borrowed  money  from  banks,
insurance companies or other financing institutions in excess of $100,000 other than indebtedness contemplated in a budget approved by the Board of Directors,

                  (D) make any material change in the nature of its business as carried on at the date hereof or as contemplated in the annual business plan as approved by the Board of Directors;

                  (E) amend, alter or repeal any provision of its Certificate of Incorporation or Bylaws that alters or changes the voting or other powers, preferences, or other rights appurtenant to the Series B Preferred Stock, whether by merger, consolidation or otherwise;

                  (F) become obligated to make expenditures in excess of $50,000 except in the ordinary course of business or pursuant to a budget approved by the Board of Directors;

                  (G) merge, consolidate, liquidate, wind up or dissolve itself or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of the business, properties or fixed assets of the Corporation, or any subsidiary, or acquire by purchase all or substantially all of the business, properties or fixed assets of, or stock in any business;

                  (H) declare or pay any dividends, return any capital or make any distribution of assets to its stockholders except for a stock split;

                  (I) redeem or repurchase any outstanding stock or warrants;

                  (J) increase the number of shares reserved under any plan adopted by the Corporation for issuance of equity to employees, non-employee directors and consultants; and (K) appoint, hire, remove or change any executive officer of the Corporation.

            (b) The Corporation shall not amend, alter or repeal the provisions of this Certificate, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock or the holders thereof.

            (c) The Preferred Series B, as a class, shall be entitled to the right to appoint two (2) members to the Board of Directors of the Corporation.

      Section 6. Ranking.

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      The Series B Preferred  Stock shall,  with respect to dividend  rights and distributions upon Liquidation, rank (i) senior to the Capital Stock, issued from time to time by the Corporation. other than any series of Capital Stock the terms of which specifically provide that the Capital Stock of such series ranks on parity with the Series B Preferred Stock with respect to dividend rights and distribution upon Liquidation, and (ii) on parity with the Capital Stock, issued from time to time by the Corporation. the terms of which specifically provide that the shares of such Capital Stock rank on parity with the Series B Preferred Stock with respect to dividend rights and distributions upon Liquidation. The Corporation shall not issue any Capital Stock the terms of which specifically provide that the shares of such Capital Stock rank senior or on a parity to the Series B Preferred Stock with respect to dividend rights or distributions upon Liquidation, unless the issuance of such Capital Stock has been approved by the holders of Series B Preferred Stock as provided in Section 5. The Corporation shall not issue any Capital Stock to any of the holders of Capital Stock (other than the Series B Preferred Stock) issued by the Corporation on the Initial Issue Date unless the terms of such Capital Stock specifically provide that the shares of Series B Preferred Stock rank senior to such shares of Capital Stock with respect to dividend rights and distributions upon Liquidation and unless the issuance of such Capital Stock has been approved by the holders of Series B Preferred Stock as provided in Section 5.

      Section 7. Certain Restrictions. Neither the Corporation nor any of its subsidiaries shall declare or pay any dividends on the Corporation's Common Stock during any period in which there are outstanding accrued and unpaid dividends on the Series B Preferred Stock.

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      IN WITNESS  WHEREOF,  the  Corporation  has  caused  this  Certificate  of
Designations, Preferences and Rights of its Series B Preferred Stock to be duly executed as of this 29th day of December 2005.

                                             DATAMETRICS CORPORATION

                                             By: /s/Daniel Bertram
                                                --------------------------------
                                                  Name:  Daniel Bertram
                                                  Title: Chief Executive Officer



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